Exhibit 99.1

Contact: Charity Frantz
January 14, 2015	570-724-0225
charityf@cnbankpa.com

C&N Announces FOURTH QUARTER AND ANNUAL 2014 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the three-month and annual periods ended December 31, 2014.

Fourth quarter 2014 net income increased to $0.36 per share - basic and $0.35 per share - diluted from $0.34 per basic and diluted share in the third quarter 2014 and in the fourth quarter 2013. For the year ended December 31, 2014, net income was $17,086,000, or $1.38 per basic and diluted share, down from $1.51 per share – basic and $1.50 per share – diluted in 2013. Net income per share – diluted was 8.0% lower in 2014 as compared to 2013. The return on average assets for 2014 was 1.38%, and the return on average equity was 9.21%.

Highlights related to C&N’s earnings results were as follows:

•	Net interest income totaled $10,211,000 in the fourth quarter 2014, down slightly from $10,285,000 in the third quarter 2014 and down from $10,531,000 in the fourth quarter 2013. Net interest income for the year ended December 31, 2014 was lower than in 2013 by $2,262,000, or 5.2%. Yields earned on securities and loans have fallen by more than interest rates paid on deposits and borrowings over the course of 2013 and 2014. Average total loans outstanding increased slightly in the fourth quarter 2014 as compared to the third quarter, but were 4.3% lower on an annual basis in 2014 as compared to 2013. The net interest margin was 3.73% in the fourth quarter 2014, down from 3.75% in the third quarter 2014 and 3.91% in the fourth quarter 2013. On an annual basis, the net interest margin was 3.80% in 2014, down from 4.05% in 2013.

•	The provision for loan losses was $123,000 in the fourth quarter 2014, down from $218,000 in the third quarter 2014 and $1,559,000 in the fourth quarter 2013. For the year ended December 31, 2014, the provision for loan losses was $476,000, down from $2,047,000 in 2013. The higher levels of expense reflected in the fourth quarter and annual 2013 results included a charge of $1,552,000 from loans to one commercial customer.

•	Noninterest revenue of $3,802,000 in the fourth quarter 2014 was down $85,000 (2.2%) from the third quarter 2014, and down $322,000 (7.8%) from the fourth quarter 2013. Noninterest revenue for the year ended December 31, 2014 was $1,031,000 (6.3%) lower than in 2013. Gains from sales of residential mortgage loans totaled $768,000 in 2014, down from $1,969,000 in 2013, reflecting lower volume from refinancing activity. Service charges on deposit accounts fell $221,000 in 2014 as compared to 2013, a decline of 4.2%, primarily as a result of lower net overdraft fees. Total Trust and brokerage revenue of $5,391,000 in 2014 was $520,000 (10.7%) higher than in 2013.

•	Realized gains from available-for-sale securities totaled $210,000 in the fourth quarter 2014, down from $760,000 in the third quarter 2013 and $266,000 in the fourth quarter 2013. Realized gains from available-for-sale securities totaled $1,104,000 in the year ended December 31, 2014, while in 2013 realized gains from securities totaled $1,718,000 and losses from prepayment of borrowings totaled $1,023,000.

•	Noninterest expenses totaled $8,250,000 in the fourth quarter 2014, down from $9,036,000 in the third quarter 2014 and up from $7,788,000 in the fourth quarter 2013. Salaries and wages expenses decreased $786,000 in the fourth quarter 2014 from the third quarter total, mainly because of severance expenses incurred in the third quarter. In the fourth quarter 2014, pensions and other employee benefit expenses included a charge of $196,000 due to a distribution from a defined benefit pension plan. Also in the fourth quarter 2014, professional fees expense increased $137,000 over the third quarter total, mainly due to fees associated with an executive search. Total other operating expense was $278,000 lower in the fourth quarter as compared to the third quarter, as that category included gains on sales of other real estate owned properties of $185,000 in the fourth quarter as compared to losses of $30,000 in the third quarter. For the year ended December 31, 2014, total noninterest expenses increased $686,000, or 2.0%, over 2013, excluding the loss on prepayment of borrowings. Salaries and wages expense increased $915,000 in the year ended December 31, 2014 as compared to 2013, mainly as a result of severance benefits, and pensions and other employee benefit expenses increased $619,000, mainly due to higher health care costs and the fourth quarter charge related to a distribution from a defined benefit pension plan. Professional fees expense was $835,000 lower in the year ended December 31, 2014 as compared to 2013, as the total in 2013 included fees associated with projects designed to identify sources of noninterest revenue and reductions in debit card and ATM processing expense.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,241,963,000 at December 31, 2014, down from $1,256,533,000 at September 30, 2014 and up slightly from $1,237,695,000 at December 31, 2013.

•	Net loans outstanding (excluding mortgage loans held for sale) were $623,209,000 at December 31, 2014, up from $621,960,000 at September 30, 2014 and down $12.4 million (2.0%) from $635,640,000 at December 31, 2013.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $152,505,000 at December 31, 2014 as compared to $150,695,000 at September 30, 2014 and up $6.6 million (4.5%) from $145,954,000 at December 31, 2013.

•	Total nonperforming assets as a percentage of assets was 1.34% at December 31, 2014, down from 1.45% at September 30, 2014 and 1.53% at September 30, 2013.

•	Deposits and repo sweep accounts totaled $973,526,000 at December 31, 2014, down from $988,294,000 at September 30, 2014 and up $15.6 million (1.6%) from $957,901,000 at December 31, 2013.

•	Total shareholders’ equity was $188,362,000 at December 31, 2014, up from $186,874,000 at September 30, 2014 and $179,472,000 at December 31, 2013. Tangible common equity as a percentage of tangible assets was 14.34% at December 31, 2014, up from 13.66% a year earlier. In July 2014, C&N announced a common stock repurchase plan for the repurchase of up to 622,500 shares, or 5% of the total shares outstanding on July 16, 2014. Through December 31, 2014, 208,300 shares had been repurchased for a total cost of $4,002,000, at an average price of $19.21 per share.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $825,918,000 at December 31, 2014, an increase of 3.7% from a year earlier.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.